Exhibit j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-122804 on Form N-1A of our report dated February 22, 2006, relating to the financial statements and financial highlights of MML Series Investment Fund II, including MML Money Market Fund, MML Inflation-Protected Bond Fund, MML Managed Bond Fund, MML Blend Fund, MML Equity Fund, MML Enhanced Index Core Equity Fund, MML Small Cap Equity Fund and MML Small Company Opportunities Fund, appearing in the Annual Report on Form N-CSR of MML Series Investment Fund II for the year ended December 31, 2005, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Disclosures”, “Experts” and “Investment Management and Other Services” in the Statement of Additional Information, both of which are a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 26, 2006